EXHIBIT 99.1

Encore Bancshares Reports Fourth Quarter 2009 Net Earnings of $1.6 Million, or $0.09 Per Diluted Share

HOUSTON, Jan. 29, 2010 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the fourth quarter of 2009.

Improved earnings metrics

  Net earnings of $1.6 million for the fourth quarter of 2009, and $1.8 million for the twelve months ended December 31, 2009
  Trust and investment management revenue rose 14.4% compared with the fourth quarter of 2008, due to rising assets under management, which reached $2.7 billion
  Core deposit growth of 13.2% compared with December 31, 2008, which included noninterest-bearing deposit growth of 32.2%

Increased credit reserve

  Allowance for loan losses grew to 2.46% of total loans compared with 2.06% at December 31, 2008.

Continued strong capital position

  Tier 1 capital of $166.3 million, or 14.70% Tier 1 risk-based capital ratio
  Tangible common equity ratio was 7.31%

“Our parallel efforts to contain problems loans, especially in Florida, and build our capacity to increase our relationships with quality commercial and private banking clients in Houston are progressing well,” said James S. D’Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc.  “It appears that problem loans have reached a plateau over the past three quarters and we are making good progress in resolving these loans. Further, we have added another team to our existing experienced Houston lenders that positions us well as we see indications of economic stability, especially in Houston. We’ve maintained a strong capital position, solid allowance and capable team of lenders that we believe will serve us well in the years ahead.”

Earnings

For the three months ended December 31, 2009, net earnings were $1.6 million, compared with a net loss of $10.0 million for the same period of 2008. Earnings per diluted common share for the fourth quarter of 2009 were $0.09, compared with a loss per diluted common share of $0.99 for the same period of 2008. Earnings per share include the dividends on preferred stock issued in the fourth quarter of 2008. The increase in earnings was due primarily to lower credit costs.

For the twelve months ended December 31, 2009, net earnings were $1.8 million, compared with a net loss of $8.1 million for the same period of 2008. The improvement in earnings was due primarily to lower credit costs. The loss per diluted common share, after deducting preferred dividends, for the twelve months ended December 31, 2009 was $0.04, compared with a loss per diluted common share of $0.81 for the comparable period of 2008.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the fourth quarter of 2009 was $11.8 million, a decrease of $192,000, or 1.6% compared with the same period of 2008. The net interest margin (TE) contracted 27 basis points during the same comparison period. On a linked quarter basis (compared with immediately preceding quarter), net interest income (TE) decreased $331,000, or 2.7%, and the net interest margin (TE) contracted 9 basis points. The decrease in margin for both comparison periods was due primarily to a decrease in loans and increase in short term liquid investments. For the twelve months ended December 31, 2009, net interest income (TE) was $46.9 million, an increase of $2.7 million, or 6.0%, compared with the same period of 2008, due primarily to higher earning assets. The net interest margin decreased 8 basis points, reflecting a decline in loans.

Noninterest Income

Noninterest income was $8.1 million for the fourth quarter of 2009, an increase of $4.5 million, compared with the same period of 2008. For the twelve months ended December 31, 2009, noninterest income was $27.3 million, an increase of $4.4 million, or 19.1% compared with the same period of 2008. The increase for both periods was due primarily to gain on sale of securities of $1.9 million in the fourth quarter of 2009 as we sold securities to better position the balance sheet for the anticipated rise in interest rates.

Noninterest Expense

Noninterest expense was $14.7 million for the fourth quarter of 2009, an increase of $2.2 million, or 17.6%, compared with the same period of 2008. For the twelve months ended December 31, 2009, noninterest expense was $54.4 million, an increase of $3.4 million, or 6.7%, compared with the same period of 2008. The increase was due primarily to a combination of higher compensation expense and FDIC assessments. The increase in compensation was due in part to the addition of executive management, loan workout personnel and new lenders to grow the bank’s commercial lending platform.  In addition, we capitalized fewer loan origination expenses due to lower loan production volumes. The higher FDIC assessment expenses reflect a growing deposit base, the expiration of credits in previous quarters, as well as higher assessment rates imposed by the FDIC, including the special assessment accrued in the second quarter of 2009.

Segment Earnings

On a segment basis, our banking segment showed net earnings of $753,000, compared with a loss of $11.1 million in the same period of 2008, due primarily to lower credit costs.   Our wealth management group showed net earnings of $1.0 million for the fourth quarter of 2009, a decrease of $231,000, or 18.6%, compared with the same period of 2008. Wealth management income rose due primarily to rising equity valuations, but was offset by an increase in compensation and software expenses. Our insurance agency had net earnings of $11,000, a decrease of $79,000, due to a soft insurance market, resulting in lower revenue.

Loans

Period end loans were $1.1 billion at December 31, 2009, a decrease of $140.2 million, or 11.5%, compared with December 31, 2008. The reduction in the loan portfolio reflected the deleveraging of both companies and consumers. The largest reduction was in construction loans reflecting the weak residential and commercial real estate markets.

Deposits

Period end deposits were $1.2 billion at December 31, 2009, an increase of $91.0 million, or 8.3%, compared with December 31, 2008. Noninterest-bearing deposits grew to $174.1 million, an increase of $42.4 million, or 32.2%, compared with December 31, 2008. Average deposits were $1.2 billion for the fourth quarter of 2009, an increase of $125.0 million, or 11.9%, compared with the same period of 2008.

Credit Quality and Capital Ratios

The provision for loan losses was $3.0 million for the fourth quarter of 2009, compared with $18.6 million in the fourth quarter of 2008.  The provision for loan losses was elevated in the fourth quarter of 2008 to boost the allowance for loan losses due to the rapidly deteriorating economic environment. Net charge-offs for the fourth quarter of 2009 were $4.1 million, or 1.49% of average total loans on an annualized basis, compared with $8.2 million, or 2.69% of average total loans on an annualized basis in 2008. Charge-offs for the fourth quarter of 2009 were primarily in the Florida portfolio and included a $2.2 million partial charge-off of a commercial construction loan, an $800,000 land loan, and several small commercial real estate loans totaling $700,000. Offsetting these charge-offs was a $2.0 million partial recovery of a Houston private banking loan that was charged-off in the fourth quarter of 2008.   The allowance for loan losses was $26.5 million, or 2.46% of total loans at December 31, 2009, compared with $25.1 million, or 2.06% of total loans at December 31, 2008.

At December 31, 2009, nonperforming assets were $50.6 million, or 4.63% of total loans and investment in real estate, compared with $45.3 million, or 4.07% of total loans and investment in real estate at September 30, 2009 and $33.3 million, or 2.73% of total loans and investment in real estate at December 31, 2008. At December 31, 2009, nonaccrual loans were $36.0 million, compared with $38.4 million at September 30, 2009, a decrease of $2.4 million, or 6.2%. The decrease in nonaccrual loans was due primarily to the resolution of a commercial construction loan in Florida. Investment in real estate was $14.6 million at December 31, 2009 compared with $7.0 million at September 30, 2009, an increase of $7.7 million. The increase was due to a combination of factors which include a $3.6 million property that was acquired in connection with a loan settlement, $1.6 million foreclosure of vacant land in Florida, and the repossession of several residential construction loans in Houston totaling $2.6 million. Loans 90 days or more past due and still accruing, which are not included as nonperforming loans or assets, was $1.5 million at December 31, 2009, which consisted of one commercial real estate loan in Florida.

As of December 31, 2009, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 14.70%, 15.97%, and 10.55%, respectively. In addition, Encore Bank was considered “well capitalized” pursuant to regulatory capital definitions. Book value per share and tangible book value per share were $15.01 and $11.10 at December 31, 2009, compared with $15.01 and $11.83 at September 30, 2009. Our regulatory capital ratios, tangible book value per share and tangible common equity ratio decreased from September 30, 2009 due primarily to the completion of a contingency payment agreement in connection with our acquisition of Linscomb & Williams. The accrued liability related to this transaction as of December 31, 2009 was $7.9 million and will be extinguished by the issuance of approximately 1.0 million common shares. The exact number of shares issued will be based on a 10-day average trading price of our common stock immediately prior to delivery of the shares. The recording of this transaction resulted in approximately $7.9 million in additional goodwill, which reduced tangible book value and regulatory capital. Upon issuance of the shares during the first quarter of 2010, tangible book value and regulatory capital will be increased by approximately $7.9 million. If we had issued the shares at December 31, 2009, the tangible book value per share, tangible common equity ratio, Tier 1 risk-based, total risk-based and leverage capital ratios would have been $10.82, 7.81%, 15.40%, 16.67%, and 11.05%, respectively.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, January 29, 2010, at 10:30 a.m. Eastern Time. Interested parties may participate by calling 888-713-3588 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, February 1, 2010.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area and six in southwest Florida. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank’s affiliates are not FDIC insured. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “EBTX”.

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; changes in availability of funds; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2008 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Years
	Months Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Operations Statement Data:
Interest income	$18,555	$20,193	$77,226	$81,271
Interest expense	6,934	8,251	30,731	36,997
Net interest income	11,621	11,942	46,495	44,274
Provision for loan losses	3,009	18,648	16,660	29,175
Net interest income after provision for loan losses	8,612	(6,706)	29,835	15,099
Noninterest income (1)	8,093	3,561	27,337	22,945
Noninterest expense (1)	14,687	12,487	54,424	51,006
Net earnings (loss) before income taxes	2,018	(15,632)	2,748	(12,962)
Income tax expense (benefit)	435	(5,679)	962	(4,888)
Net earnings (loss)	$1,583	$(9,953)	$1,786	$(8,074)
Earnings (loss) available to common shareholders (2)	$1,029	$(10,119)	$(428)	$(8,240)

Common Share Data:
Basic earnings (loss) per share (3)(5)	$0.10	$(0.99)	$(0.04)	$(0.81)
Diluted earnings (loss) per share (3)(5)	0.09	(0.99)	(0.04)	(0.81)
Book value per share	15.01	15.36	15.01	15.36
Tangible book value per share (4)	11.10	12.05	11.10	12.05

Average common shares outstanding (3)	10,513	10,236	10,381	10,205
Diluted average common shares
outstanding (3)	11,536	10,236	10,381	10,205
Shares outstanding at end of period	10,504	10,241	10,504	10,241

Selected Performance Ratios:
Return on average assets	0.39%	(2.60)%	0.11%	(0.54)%
Return on average common equity (5)	2.58%	(25.03)%	(0.27)%	(5.13)%
Return on average tangible common equity (4)(5)	3.27%	(31.77)%	(0.34)%	(6.53)%
Net interest margin (6)	3.04%	3.31%	3.10%	3.18%
Efficiency ratio (1)	81.66%	70.33%	75.16%	72.62%
Noninterest income to total revenue (1)	41.05%	22.97%	37.03%	34.13%

(1) Prior periods adjusted to include net expenses of foreclosed real estate in other noninterest expense.
(2) Net earnings after deducting preferred dividends. The shares of preferred stock were issued on December 5, 2008.
(3) Prior periods adjusted to include nonvested restricted stock in average common shares outstanding as required by FASB ASC 260-45-60A.
(4) Non-GAAP measure. See calculation of tangible common equity in subsequent table.
(5) Using earnings (loss) available to common shareholders.
(6) On taxable-equivalent basis in 2009. Taxable-equivalent amounts in 2008 were immaterial. Taxable-equivalent measures are considered non-GAAP. See calculation in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2009	2009	2009	2009	2008

ASSETS
Cash and due from banks	$16,796	$15,035	$17,891	$19,313	$23,044
Interest-bearing deposits in banks	172,984	144,238	124,959	100,982	91,459
Federal funds sold and other	7,396	6,818	3,263	3,290	3,549
Cash and cash equivalents	197,176	166,091	146,113	123,585	118,052
Securities available-for-sale, at estimated fair value	140,651	134,079	132,437	77,875	78,816
Securities held-to-maturity, at amortized cost	117,171	117,316	108,594	114,706	95,875
Mortgages held-for-sale	1,058	--	1,168	6,340	150
Loans receivable	1,078,205	1,106,169	1,148,820	1,179,083	1,218,404
Allowance for loan losses	(26,501)	(27,575)	(25,214)	(26,664)	(25,105)
Net loans receivable	1,051,704	1,078,594	1,123,606	1,152,419	1,193,299
Federal Home Loan Bank of Dallas stock, at cost	9,569	9,565	9,561	9,547	9,534
Investment in real estate	14,639	6,952	8,032	5,537	2,781
Premises and equipment, net	15,484	15,953	16,435	16,901	17,362
Goodwill	35,799	27,873	27,873	27,873	27,873
Other intangible assets, net	5,351	5,521	5,691	5,861	6,031
Cash surrender value of life insurance policies	15,339	15,182	15,019	14,870	14,686
Accrued interest receivable and other assets	31,414	23,594	22,189	22,210	23,385
	$1,635,355	$1,600,720	$1,616,718	$1,577,724	$1,587,844

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$174,102	$152,367	$146,373	$158,994	$131,709
Interest-bearing	1,017,734	1,012,466	1,030,134	957,602	969,088
Total deposits	1,191,836	1,164,833	1,176,507	1,116,596	1,100,797
Borrowings and repurchase agreements	220,612	221,492	223,218	244,999	272,026
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Accrued interest payable and other liabilities	15,620	7,316	8,565	7,926	8,660
Total liabilities	1,448,687	1,414,260	1,428,909	1,390,140	1,402,102

Commitments and contingencies	--	--	--	--	--
Shareholders' equity:
Preferred stock	28,976	28,847	28,718	28,590	28,461
Common stock	10,527	10,508	10,346	10,240	10,247
Additional paid-in capital	116,084	115,860	115,698	115,743	115,489
Retained earnings	31,095	30,066	32,372	32,105	31,523
Common stock in treasury, at cost	(233)	(123)	(123)	(109)	(98)
Accumulated other comprehensive income	219	1,302	798	1,015	120
Shareholders' equity	186,668	186,460	187,809	187,584	185,742
	$1,635,355	$1,600,720	$1,616,718	$1,577,724	$1,587,844

Ratios and Per Share Data:
Leverage ratio*	10.55%	10.94%	11.22%	11.26%	11.61%
Tier 1 risk-based capital ratio*	14.70%	15.30%	14.99%	14.83%	14.58%
Total risk-based capital ratio*	15.97%	16.57%	16.25%	16.09%	15.84%
Book value per share	$15.01	$15.01	$15.39	$15.54	$15.36
Tangible book value per share**	11.10	11.83	12.14	12.24	12.05
Tangible common equity to tangible assets**	7.31%	7.93%	7.93%	8.11%	7.94%

* Estimated at December 31, 2009.
** Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Years Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	December 31,
	2009	2009	2009	2009	2008	2009	2008
Interest income:
Loans, including fees	$16,157	$17,045	$17,220	$17,479	$18,394	$67,901	$73,748
Mortgages held-for-sale	11	34	32	28	9	105	79
Securities	2,177	2,258	2,121	1,962	1,585	8,518	5,623
Federal funds sold and other	210	180	156	156	205	702	1,821

Total interest income	18,555	19,517	19,529	19,625	20,193	77,226	81,271
Interest expense:
Deposits	4,507	5,131	5,643	5,732	5,748	21,013	27,871
Borrowings and repurchase agreements	2,129	2,129	2,119	2,116	2,174	8,493	7,781
Junior subordinated debentures	298	302	309	316	329	1,225	1,345

Total interest expense	6,934	7,562	8,071	8,164	8,251	30,731	36,997

Net interest income	11,621	11,955	11,458	11,461	11,942	46,495	44,274

Provision for loan losses	3,009	7,685	2,927	3,039	18,648	16,660	29,175

Net interest income after provision for loan losses	8,612	4,270	8,531	8,422	(6,706)	29,835	15,099
Noninterest income:
Trust and investment management fees	4,557	4,501	4,087	3,749	3,985	16,894	17,329
Mortgage banking	41	110	351	151	34	653	251
Insurance commissions and fees	1,098	1,365	1,404	1,610	1,184	5,477	5,681
Net gain (loss) on sale of available-for-sale securities	1,937	387	--	--	(1)	2,324	(3)
Impairment write down on securities	--	--	--	--	(1,984)	--	(1,984)
Other*	460	450	485	594	343	1,989	1,671

Total noninterest income*	8,093	6,813	6,327	6,104	3,561	27,337	22,945
Noninterest expense:
Compensation	7,657	7,761	7,231	7,514	6,781	30,163	29,317
Occupancy	1,546	1,496	1,554	1,454	1,645	6,050	6,045
Equipment	383	430	449	433	448	1,695	1,960
Advertising and promotion	177	214	200	216	232	807	842
Outside data processing	829	797	783	764	797	3,173	2,970
Professional fees	1,126	912	1,043	936	904	4,017	3,470
Intangible amortization	170	171	169	171	187	681	749
FDIC assessment	1,047	270	746	52	50	2,115	161
Other*	1,752	1,238	1,536	1,197	1,443	5,723	5,492
						--
Total noninterest expense*	14,687	13,289	13,711	12,737	12,487	54,424	51,006
Net earnings (loss) before income taxes	2,018	(2,206)	1,147	1,789	(15,632)	2,748	(12,962)

Income tax expense (benefit)	435	(453)	326	654	(5,679)	962	(4,888)

Net earnings (loss)	$1,583	$(1,753)	$821	$1,135	$(9,953)	$1,786	$(8,074)

Earnings (loss) available to common shareholders	$1,029	$(2,306)	$267	$582	$(10,119)	$(428)	$(8,240)
Earnings (loss) per common share:
Basic**	$0.10	$(0.22)	$0.03	$0.06	$(0.99)	$(0.04)	$(0.81)
Diluted**	0.09	(0.22)	0.02	0.05	(0.99)	(0.04)	(0.81)
Average common shares outstanding**	10,513	10,441	10,334	10,233	10,236	10,381	10,205
Diluted average common shares outstanding**	11,536	10,441	11,145	10,880	10,236	10,381	10,205

* Prior periods adjusted to include net expenses of foreclosed real estate in other noninterest expense.
** Prior periods adjusted to include nonvested restricted stock in average common shares outstanding as required by FASB ASC 260-45-60A.

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2009	2009	2009	2009	2008

Assets:
Interest-earning assets:
Loans	$1,085,062	$1,123,482	$1,166,448	$1,208,697	$1,205,310
Mortgages held-for-sale	554	1,716	1,612	1,391	405
Securities	241,267	235,819	215,473	187,953	162,221
Federal funds sold and other	205,944	168,213	121,328	95,314	66,057
Total interest-earning assets	1,532,827	1,529,230	1,504,861	1,493,355	1,433,993
Less: Allowance for loan losses	(27,197)	(23,972)	(25,656)	(25,181)	(14,275)
Noninterest-earning assets	111,470	109,852	111,519	111,018	102,341
Total assets	$1,617,100	$1,615,110	$1,590,724	$1,579,192	$1,522,059

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$194,642	$191,553	$177,393	$181,976	$179,797
Money market and savings	312,987	306,789	243,276	228,402	244,195
Time deposits	507,102	525,821	564,583	555,006	495,880
Total interest-bearing deposits	1,014,731	1,024,163	985,252	965,384	919,872
Borrowings and repurchase agreements	222,428	222,978	226,118	255,526	267,081
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,257,778	1,267,760	1,231,989	1,241,529	1,207,572
Noninterest-bearing liabilities:
Noninterest-bearing deposits	163,333	147,888	159,257	140,821	133,226
Other liabilities	8,922	10,792	11,366	10,269	11,244
Total liabilities	1,430,033	1,426,440	1,402,612	1,392,619	1,352,042
Shareholders' equity	187,067	188,670	188,112	186,573	170,017
Total liabilities and shareholders' equity	$1,617,100	$1,615,110	$1,590,724	$1,579,192	$1,522,059

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
Loan Portfolio:	2009	2009	2009	2009	2008

Commercial:
Commercial	$115,431	$107,034	$126,079	$127,279	$135,534
Commercial real estate (1)	259,480	253,634	232,179	233,207	228,732
Real estate construction (1)	87,008	118,513	154,307	169,235	178,845
Total commercial	461,919	479,181	512,565	529,721	543,111
Consumer:
Residential real estate first lien	222,337	228,090	232,885	229,981	241,969
Residential real estate second lien	291,433	292,265	292,891	294,994	302,141
Home equity lines	74,356	76,369	77,793	80,099	82,555
Consumer installment - indirect	8,372	9,743	11,202	12,643	14,409
Consumer other	19,788	20,521	21,484	31,645	34,219
Total consumer	616,286	626,988	636,255	649,362	675,293

Total loans receivable	$1,078,205	$1,106,169	$1,148,820	$1,179,083	$1,218,404

Asset Quality:
Nonaccrual loans (2)	$35,988	$38,369	$28,552	$34,698	$30,531
Investment in real estate	14,639	6,952	8,032	5,537	2,781
Total nonperforming assets	$50,627	$45,321	$36,584	$40,235	$33,312

Accruing loans past due 90 days or more (3)	$1,489	$--	$--	$--	$646

Restructured loans still accruing	$530	$--	$--	$--	$--

Asset Quality Ratios:
Nonperforming assets to total loans and investment in real estate (3)	4.63%	4.07%	3.16%	3.40%	2.73%
Net charge-offs to average loans	1.49%	1.88%	1.51%	0.50%	2.69%
Allowance for loan losses to period end loans	2.46%	2.49%	2.19%	2.26%	2.06%
Allowance for loan losses to nonperforming loans (3)	73.64%	71.87%	88.31%	76.85%	82.23%

Deposits:
Noninterest-bearing deposits	$174,102	$152,367	$146,373	$158,994	$131,709
Interest checking	211,174	189,143	184,620	171,881	197,384
Money market and savings	294,840	312,206	295,176	215,726	252,571
Time deposits less than $100	191,372	193,005	206,149	207,648	188,302
Core deposits	871,488	846,721	832,318	754,249	769,966
Time deposits $100 and greater	298,163	293,041	321,737	330,919	274,903
Brokered deposits	22,185	25,071	22,452	31,428	55,928
Total deposits	$1,191,836	$1,164,833	$1,176,507	$1,116,596	$1,100,797

Assets Under Management	$2,745,328	$2,519,458	$2,299,338	$2,137,137	$2,248,047

(1) As of December 31, 2009, land loans were reclassified from commercial real estate to real estate construction for all periods.
(2) Nonaccrual restructured loans are included in nonaccrual loans.
(3) As of December 31, 2009, accruing loans past due 90 days or more were reclassified from nonperforming loans to a separate category for all periods.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2009	2009	2009	2009	2008

Allowance for loan losses at beginning of quarter	$27,575	$25,214	$26,664	$25,105	$14,620

Charge-offs:
Commercial:
Commercial	(326)	(1,475)	(796)	(236)	(5,950)
Commercial real estate*	(701)	(64)	(313)	(97)	(141)
Real estate construction*	(3,142)	(2,679)	(718)	(241)	(1,018)
Total commercial	(4,169)	(4,218)	(1,827)	(574)	(7,109)

Consumer:
Residential real estate first lien	(813)	(474)	(1,446)	(34)	(142)
Residential real estate second lien	(626)	(829)	(634)	(454)	(378)
Home equity lines	(677)	(344)	(517)	(282)	(477)
Consumer installment - indirect	(100)	(145)	(150)	(261)	(265)
Consumer other	(3)	(18)	(9)	(48)	(23)
Total consumer	(2,219)	(1,810)	(2,756)	(1,079)	(1,285)

Total charge-offs	(6,388)	(6,028)	(4,583)	(1,653)	(8,394)

Recoveries:
Commercial:
Commercial	2,269	564	62	22	111
Commercial real estate*	--	--	--	--	--
Real estate construction*	--	--	6	--	--
Total commercial	2,269	564	68	22	111

Consumer:
Residential real estate first lien	1	74	1	34	18
Residential real estate second lien	12	28	13	17	71
Home equity lines	4	15	88	24	3
Consumer installment - indirect	18	22	36	76	15
Consumer other	1	1	--	--	13
Total consumer	36	140	138	151	120

Total recoveries	2,305	704	206	173	231

Net charge-offs	(4,083)	(5,324)	(4,377)	(1,480)	(8,163)

Provision for loan losses	3,009	7,685	2,927	3,039	18,648

Allowance for loan losses at end of quarter	$26,501	$27,575	$25,214	$26,664	$25,105

* As of December 31, 2009, land loans were reclassified from commercial real estate to real estate construction for all periods.

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Years
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	Ended December 31,
	2009	2009	2009	2009	2008	2009	2008
Banking
Net interest income	$11,873	$12,213	$11,726	$11,736	$12,223	$47,548	$45,340
Provision for loan losses	3,009	7,685	2,927	3,039	18,648	16,660	29,175
Noninterest income*	2,423	937	760	661	(1,596)	4,781	(139)
Noninterest expense*	10,591	9,090	9,614	8,606	9,307	37,901	35,793
Earnings (loss) before income taxes	696	(3,625)	(55)	752	(17,328)	(2,232)	(19,767)
Income tax expense (benefit)	(57)	(1,028)	(102)	291	(6,251)	(896)	(7,298)
Net earnings (loss)	$753	$(2,597)	$47	$461	$(11,077)	$(1,336)	$(12,469)
Total assets at quarter end	$1,644,083	$1,608,348	$1,623,467	$1,584,698	$1,592,933	$1,644,083	$1,592,933

Wealth Management
Net interest income	$40	$39	$38	$38	$44	$155	$196
Noninterest income	4,570	4,501	4,087	3,749	3,985	16,907	17,329
Noninterest expense	3,022	3,088	3,040	3,098	2,179	12,248	11,057
Earnings before income taxes	1,588	1,452	1,085	689	1,850	4,814	6,468
Income tax expense	575	586	384	243	606	1,788	2,270
Net earnings	$1,013	$866	$701	$446	$1,244	$3,026	$4,198
Total assets at quarter end	$59,618	$50,174	$49,563	$48,648	$47,879	$59,618	$47,879

Insurance
Net interest income	$6	$5	$3	$3	$4	$17	$83
Noninterest income	1,100	1,375	1,480	1,694	1,172	5,649	5,760
Noninterest expense	1,074	1,111	1,057	1,033	1,001	4,275	4,156
Earnings before income taxes	32	269	426	664	175	1,391	1,687
Income tax expense	21	94	150	233	85	498	626
Net earnings	$11	$175	$276	$431	$90	$893	$1,061
Total assets at quarter end	$7,962	$7,390	$7,625	$7,695	$6,738	$7,962	$6,738

Other
Net interest expense	$(298)	$(302)	$(309)	$(316)	$(329)	$(1,225)	$(1,345)
Noninterest income	--	--	--	--	--	--	(5)
Loss before income taxes	(298)	(302)	(309)	(316)	(329)	(1,225)	(1,350)
Income tax benefit	(104)	(105)	(106)	(113)	(119)	(428)	(486)
Net loss	$(194)	$(197)	$(203)	$(203)	$(210)	$(797)	$(864)
Total assets at quarter end	$(76,308)	$(65,192)	$(63,937)	$(63,317)	$(59,706)	$(76,308)	$(59,706)

Consolidated
Net interest income	$11,621	$11,955	$11,458	$11,461	$11,942	$46,495	$44,274
Provision for loan losses	3,009	7,685	2,927	3,039	18,648	16,660	29,175
Noninterest income*	8,093	6,813	6,327	6,104	3,561	27,337	22,945
Noninterest expense*	14,687	13,289	13,711	12,737	12,487	54,424	51,006
Earnings (loss) before income taxes	2,018	(2,206)	1,147	1,789	(15,632)	2,748	(12,962)
Income tax expense (benefit)	435	(453)	326	654	(5,679)	962	(4,888)
Net earnings (loss)	$1,583	$(1,753)	$821	$1,135	$(9,953)	$1,786	$(8,074)
Total assets at quarter end	$1,635,355	$1,600,720	$1,616,718	$1,577,724	$1,587,844	$1,635,355	$1,587,844

* Prior periods adjusted to include net expenses of foreclosed real estate in other noninterest expense.

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	Three Months Ended December 31,
	2009			2008
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans*	$1,085,062	$16,226	5.93%	$1,205,310	$18,394	6.07%
Mortgages held-for-sale	554	11	7.88%	405	9	8.84%
Securities*	241,267	2,237	3.68%	162,221	1,585	3.89%
Federal funds sold and other	205,944	210	0.40%	66,057	205	1.23%
Total interest-earning assets*	1,532,827	18,684	4.84%	1,433,993	20,193	5.60%
Less: Allowance for loan losses	(27,197)			(14,275)
Noninterest-earning assets	111,470			102,341
Total assets	$1,617,100			$1,522,059

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$194,642	$236	0.48%	$179,797	$311	0.69%
Money market and savings	312,987	780	0.99%	244,195	799	1.30%
Time deposits	507,102	3,491	2.73%	495,880	4,638	3.72%
Total interest-bearing deposits	1,014,731	4,507	1.76%	919,872	5,748	2.49%
Borrowings and repurchase agreements	222,428	2,129	3.80%	267,081	2,174	3.24%
Junior subordinated debentures	20,619	298	5.73%	20,619	329	6.35%
Total interest-bearing liabilities	1,257,778	6,934	2.19%	1,207,572	8,251	2.72%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	163,333			133,226
Other liabilities	8,922			11,244
Total liabilities	1,430,033			1,352,042
Shareholders' equity	187,067			170,017
Total liabilities and shareholders' equity	$1,617,100			$1,522,059

Net interest income*		$11,750			$11,942

Net interest spread*			2.65%			2.88%
Net interest margin*			3.04%			3.31%

* On taxable-equivalent basis in 2009. Taxable-equivalent amounts in 2008 were immaterial. Taxable-equivalent measures are considered non-GAAP. See calculation in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

YIELD ANALYSIS

(Unaudited, dollars in thousands)

	Years Ended December 31,
	2009			2008
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans*	$1,145,522	$68,175	5.95%	$1,170,717	$73,748	6.30%
Mortgages held-for-sale	1,317	105	7.97%	902	79	8.76%
Securities*	220,317	8,698	3.95%	150,096	5,623	3.75%
Federal funds sold and other	148,059	702	0.47%	69,521	1,821	2.62%
Total interest-earning assets*	1,515,215	77,680	5.13%	1,391,236	81,271	5.84%
Less: Allowance for loan losses	(25,503)			(12,408)
Noninterest-earning assets	110,963			104,193
Total assets	$1,600,675			$1,483,021

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$186,440	$888	0.48%	$187,412	$2,515	1.34%
Money market and savings	273,188	2,976	1.09%	291,749	5,759	1.97%
Time deposits	537,963	17,149	3.19%	461,475	19,597	4.25%
Total interest-bearing deposits	997,591	21,013	2.11%	940,636	27,871	2.96%
Borrowings and repurchase agreements	231,648	8,493	3.67%	225,969	7,781	3.44%
Junior subordinated debentures	20,619	1,225	5.94%	20,619	1,345	6.52%
Total interest-bearing liabilities	1,249,858	30,731	2.46%	1,187,224	36,997	3.12%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	152,873			120,682
Other liabilities	10,334			12,186
Total liabilities	1,413,065			1,320,092
Shareholders' equity	187,610			162,929
Total liabilities and shareholders' equity	$1,600,675			$1,483,021

Net interest income*		$46,949			$44,274

Net interest spread*			2.67%			2.72%
Net interest margin*			3.10%			3.18%

* On taxable-equivalent basis in 2009. Taxable-equivalent amounts in 2008 were immaterial. Taxable-equivalent measures are considered non-GAAP. See calculation in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2009	2009	2009	2009	2008

Shareholders' equity (GAAP)	$186,668	$186,460	$187,809	$187,584	$185,742
Less: Preferred stock	28,976	28,847	28,718	28,590	28,461
Goodwill and other intangible assets, net	41,150	33,394	33,564	33,734	33,904
Tangible common equity*	$116,542	$124,219	$125,527	$125,260	$123,377

Total assets (GAAP)	$1,635,355	$1,600,720	$1,616,718	$1,577,724	$1,587,844
Less: Goodwill and other intangible assets, net	41,150	33,394	33,564	33,734	33,904
Tangible assets	$1,594,205	$1,567,326	$1,583,154	$1,543,990	$1,553,940

Shares outstanding at end of period	10,504	10,499	10,337	10,233	10,241

* Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Years Ended
	December 31,			December 31,
	2009	2008		2009	2008
Net interest income (GAAP)	$11,621	$11,942		$46,495	$44,274
Taxable-equivalent adjustment*	129	--		454	--
Net interest income on a taxable-equivalent basis	$11,750	$11,942		$46,949	$44,274

* Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.

CONTACT:  Encore Bancshares, Inc.
          L. Anderson Creel, Chief Financial Officer
            713.787.3138
          James S. D'Agostino, Jr., Chairman and CEO
            713.787.3103